(MKS LOGO)

EXHIBIT 99.1

Contact: Seth H. Bagshaw
Vice President, Chief Financial Officer & Treasurer
Telephone: 978.645.5578

MKS Instruments Reports Q2 2012 Financial Results
Continued strong profitability and cash generation

Andover, Mass., July 25, 2012 — MKS Instruments, Inc. (NASDAQ: MKSI), a global provider of technologies that enable advanced processes and improve productivity; today reports second quarter 2012 financial results.

Second Quarter Financial Results

Sales were $177.4 million, a decrease of 7% from $190.9 million in the first quarter of 2012, and a decrease of 21% from $224.5 million in the second quarter of 2011.

Second quarter net income was $18.6 million, or $0.35 per diluted share, compared to net income of $22.8 million, or $0.43 per diluted share in the first quarter of 2012, and $38.6 million, or $0.73 per diluted share in the second quarter of 2011.

Non-GAAP net earnings, which exclude special charges, were $18.7 million, or $0.35 per diluted share, compared to $22.9 million, or $0.43 per diluted share in the first quarter of 2012, and $38.8 million, or $0.73 per diluted share in the second quarter of 2011.

During the quarter, cash and investments, net of debt, increased by $38 million to $623 million. Also in the second quarter, the board of directors authorized a quarterly cash dividend of $0.15 per share which was paid on June 16th and the Company repurchased 44,000 shares for $1.2 million at an average price of $28.17 pursuant to the share repurchase program announced in July of 2011.

Leo Berlinghieri, Chief Executive Officer and President, said, “Since last quarter, global economic conditions have continued to be unsettled, and demand has softened across a number of our markets. So far this quarter, several semiconductor OEMs have indicated they are seeing a pause in capital spending, which began in the second quarter and which is continuing into the third quarter. When sales at our semiconductor OEM customers begin to slow, they adjust build rates and consume inventory, which can have a more pronounced and immediate impact on our sales to them.

“The pause in semiconductor capital spending and the impact of a slowdown of economic growth in other markets are expected to continue in the third quarter. Given current business levels, we anticipate that sales in the third quarter may range from $140 million to $160 million, and, at these volumes, our non-GAAP net earnings could range from $0.14 to $0.27 per share.”

Conference Call Details

A conference call with management will be held on Thursday, July 26, 2012 at 8:30 a.m. (Eastern Time). To participate in the conference call, please dial (877) 212-6076 for domestic callers and (707) 287-9331 for international callers, and an operator will connect you. Participants will need to provide the operator with the Conference ID of 95982768, which has been reserved for this call. A live and archived webcast of the call will be available on the company’s website at www.mksinst.com.

Use of Non-GAAP Financial Results

Non-GAAP net earnings and Non-GAAP net earnings per share amounts exclude discontinued operations, amortization of intangible assets, costs associated with acquisitions and disposition related charges, and certain adjustments to income taxes. These non-GAAP measures are not in accordance with Accounting Principles Generally Accepted in the United States of America (GAAP). MKS’ management believes the presentation of these non-GAAP financial measures, which exclude discontinued operations and disposition related charges, amortization of intangible assets, costs associated with acquisitions, the related tax effect of any adjustments and income tax adjustments related to settlement of tax audits, is useful to investors for comparing prior periods and analyzing ongoing business trends and operating results.

About MKS Instruments

MKS Instruments, Inc. is a global provider of instruments, subsystems and process control solutions that measure, control, power, monitor and analyze critical parameters of advanced manufacturing processes to improve process performance and productivity. Our products are derived from our core competencies in pressure measurement and control, materials delivery, gas composition analysis, control and information technology, power and reactive gas generation, and vacuum technology. Our primary served markets are manufacturers of capital equipment for semiconductor devices, and for other thin film applications including flat panel displays, solar cells, light emitting diodes, data storage media, and other advanced coatings. We also leverage our technology in other markets with advanced manufacturing applications including medical equipment, pharmaceutical manufacturing, energy generation and environmental monitoring.

Forward-Looking Statements

This release contains projections or other forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27 of the Securities Act, and Section 21E of the Securities Exchange Act regarding MKS’ future growth and the future financial performance of MKS. These projections or statements are only predictions. Actual events or results may differ materially from those in the projections or other forward-looking statements set forth herein. Among the important factors that could cause actual events to differ materially from those in the projections or other forward-looking statements are the fluctuations in capital spending in the semiconductor industry, and other advanced manufacturing markets, fluctuations in net sales to MKS’ major customers, potential fluctuations in quarterly results, the challenges, risks and costs involved with integrating the operations of MKS and any acquired companies, dependence on new product development, rapid technological and market change, acquisition strategy, manufacturing and sourcing risks, volatility of stock price, international operations, including a pending investigation on export compliance in China, financial risk management, and future growth subject to risks. Readers are referred to MKS’ filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as recent press releases, for a discussion of these and other important risk factors concerning MKS and its operations. MKS is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

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MKS Instruments, Inc.
Unaudited Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended (Note 1)
	June 30, 2012	June 30, 2011	March 31, 2012
Net revenues	$177,397	$224,487	$190,868
Cost of revenues	100,881	119,499	107,077

Gross profit	76,516	104,988	83,791
Research and development	15,591	15,582	16,184
Selling, general and administrative	32,959	31,851	34,119
Amortization of intangible assets	119	250	119

Income from operations	27,847	57,305	33,369
Interest income, net	149	309	252

Income before income taxes	27,996	57,614	33,621
Provision for income taxes	9,424	19,013	10,853

Net income	$18,572	$38,601	$22,768

Basic income per share:
Net income	$0.35	$0.74	$0.43
Diluted income per share:
Net income	$0.35	$0.73	$0.43
Cash dividends per common share	$0.15	$0.15	$0.15
Weighted average shares outstanding:
Basic	52,679	52,346	52,504
Diluted	53,206	52,906	53,222
The following supplemental Non-GAAP earnings information is presented to aid in understanding MKS’ operating results:
Net income	$18,572	$38,601	$22,768
Adjustments (net of tax, if applicable):
Amortization of intangible assets	119	250	119
Proforma tax adjustments	(34)	(65)	(34)

Non-GAAP net earnings (Note 1)	$18,657	$38,786	$22,853

Non-GAAP net earnings per share (Note 1)	$0.35	$0.73	$0.43

Weighted average shares outstanding	53,206	52,906	53,222

Note 1: The Non-GAAP net earnings and Non-GAAP net earnings per share amounts exclude amortization of intangible assets, costs associated with acquisitions, the related tax effect of any adjustments and income tax adjustments related to settlement of tax audits.

MKS Instruments, Inc.
Unaudited Consolidated Statements of Operations
(In thousands, except per share data)

	Six Months Ended
	June 30, (Note 1)
	2012	2011
Net revenues	$368,265	$456,338
Cost of revenues	207,958	244,989

Gross profit	160,307	211,349
Research and development	31,775	32,478
Selling, general and administrative	67,078	64,558
Amortization of intangible assets	238	500

Income from operations	61,216	113,813
Interest income, net	401	580

Income from continuing operations before income taxes	61,617	114,393
Provision for income taxes	20,277	37,749

Net income	41,340	76,644
Basic income per share:
Net income	$0.79	$1.48
Diluted income per share:
Net income	$0.78	$1.46
Cash dividends per common share	$0.30	$0.30
Weighted average shares outstanding:
Basic	52,591	51,877
Diluted	53,214	52,646
The following supplemental Non-GAAP earnings information is presented to aid in understanding MKS’ operating results:
Income from continuing operations	$41,340	$76,644
Adjustments (net of tax, if applicable):
Amortization of intangible assets	238	500
Proforma tax adjustments	(68)	(130)

Non-GAAP net earnings (Note 1)	41,510	77,014

Non-GAAP net earnings per share (Note 1)	$0.78	$1.46

Weighted average shares outstanding	53,214	52,646

Note 1: The Non-GAAP net earnings and Non-GAAP net earnings per share amounts exclude amortization of intangible assets, costs associated with acquisitions, the related tax effect of any adjustments and income tax adjustments related to settlement of tax audits.

MKS Instruments, Inc.
Unaudited Consolidated Balance Sheet
(In thousands)

	June 30, 2012	December 31, 2011
ASSETS
Cash and short-term investments	$605,566	$565,519
Trade accounts receivable, net	104,827	120,894
Inventories	145,609	153,632
Other current assets	35,594	44,856

Total current assets	891,596	884,901
Property, plant and equipment, net	73,983	72,487
Long-term investments	17,568	7,873
Goodwill	140,084	140,084
Intangible assets, net	1,031	1,043
Other assets	10,658	12,266

Total assets	$1,134,920	$1,118,654

LIABILITIES AND STOCKHOLDERS’ EQUITY
Short-term borrowings	$—	$1,932
Accounts payable	23,430	24,853
Accrued expenses and other liabilities	61,142	69,646

Total current liabilities	84,572	96,431
Other liabilities	35,939	32,211
Stockholders’ equity:
Common stock	113	113
Additional paid-in capital	712,921	707,419
Retained earnings	291,765	268,870
Other stockholders’ equity	9,610	13,610

Total stockholders’ equity	1,014,409	990,012

Total liabilities and stockholders’ equity	$1,134,920	$1,118,654